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EXHIBIT 10(M)
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                  PHOENIX HOME LIFE MUTUAL INSURANCE COMPANY
                   NONQUALIFIED DEFERRED COMPENSATION PLANS

              PHOENIX DUFF & PHELPS CORPORATION JOINDER AGREEMENT

     THIS JOINDER AGREEMENT by and between the Benefit Plans Committee (the "Named Fiduciary") of Phoenix Home Life Mutual Insurance Company (the "Company") and Phoenix Duff & Phelps Corporation ("PDP" or the "Participating Employer") amends and restates, effective January 1, 1997, the Joinder Agreements dated as of November 1, 1995 by and between the Named Fiduciary and each of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc. with respect to the Phoenix Home Life Mutual Insurance Company Nonqualified Deferred Compensation Plans.

     WHEREAS, Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc. participated in the Company's Nonqualified Supplemental Executive Retirement Plan, Excess Benefit Plan, Excess Investment Plan and Deferred Compensation Agreements (collectively, the "Plans") as members of the Company's controlled group of corporations, as defined in Section 414(b) of the Code until November 1, 1995, at which time Phoenix Securities Group, Inc., the parent corporation of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc., merged into Duff & Phelps Corporation to form PDP, which is not a member of the Phoenix Home Life Mutual Insurance Company controlled group of corporations; and

     WHEREAS, by resolution of the Named Fiduciary for the Plans and the Directors of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc., Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc. continued to participate in the Plans on and after November 1, 1995 as Participating Employers pursuant to Joinder Agreements executed by each of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc., but benefits provided under the Plans to the employees of each of the Participating Employers in the Plans were paid from the general assets of the respective Participating Employers; and

     WHEREAS, PDP maintained the Phoenix Duff & Phelps Corporation Employees Savings Plan, a profit sharing plan including a qualified cash or deferred arrangement under Section 401(k) of the Code, for the benefit of its employees other than the employees of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc.; and

     WHEREAS, the Named Fiduciary for the Phoenix Home Life Mutual
Insurance Company Savings and Investment Plan, a profit sharing plan including a qualified cash or deferred arrangement under Section 401(k) of the Code, and the Directors of PDP approved the merger of the Phoenix Duff & Phelps Corporation Employees Savings Plan into the Phoenix Home Life Mutual Insurance Company Savings and Investment Plan on December 31, 1996 and the execution of a Joinder Agreement pursuant to which PDP will participate
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in the Savings and Investment Plan on a multiple employer basis effective
December 31, 1996; and

     WHEREAS, PDP desires to cover all of its eligible Employees under the Excess Investment Plan effective January 1, 1997 and further desires to continue to cover on and after January 1, 1997 the eligible Employees of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc. under the Supplemental Executive Retirement Plan, the Excess Benefit Plan and the Deferred Compensation Agreements on the terms provided herein and the Named Fiduciary for the Plans has approved such coverage and the execution of such a Joinder Agreement;

     NOW, THEREFORE, effective January 1, 1997, in consideration of the mutual promises hereinafter set forth, PDP and the Named Fiduciary agree as follows:

1.   ADOPTION OF PLANS

     With the consent of the Named Fiduciary, PDP hereby adopts the Plans and all of the provisions thereof and participates therein as a Participating Employer effective January 1, 1997; provided, however, that only Employees of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc. shall participate in the Supplemental Executive Retirement Plan, the Excess Benefit Plan and the Deferred Compensation Agreements.

2.   REQUIREMENTS OF PARTICIPATING EMPLOYER

     (a) Benefits payable under the Plans to Employees of the Participating Employer are paid from the Participating Employer's general assets. The Participating Employer agrees to pay and assumes all liability with respect to all benefits payable under the Plans to Employees of the Participating Employer, their spouses and other dependents and beneficiaries in accordance with the terms of the Plans; provided, however, that the Company and not the Participating Employer shall pay and assume liability for benefits payable under the Plans to Employees of Phoenix Equity Planning Corporation and Phoenix Investment Counsel, Inc. with respect to service completed before January 1, 1996.

     (b) The Plan Administrator shall keep separate books and records concerning the contributions and benefits payable under the Plans with respect to the Participating Employer and the Employees of the Participating Employer.

     (c) The Participating Employer shall pay to the Company its proportionate share of any administrative expenses of the Plans which are to be paid by the Employer.

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3.  DESIGNATION OF AGENT

    The Participating Employer hereby irrevocably designates the Named Fiduciary and the Plan Administrator as its agents to exercise on its behalf all of the power and authority conferred by the Plans upon each of them.

4.   PLAN AMENDMENT

     (a) Subject to the provisions of paragraph (b) hereof, the Participating Employer hereby delegates to the Named Fiduciary the right at any time to amend the Plans in accordance with the terms of the Plans, provided that any such amendment could not affect the Participating Employer's share of the cost of the Plans. If an amendment could affect the Participating Employer's share of the cost of the Plans, then such amendment shall not be effective with respect to the Participating Employer until approved by the Participating Employer. Any such amendment shall be adopted by the Participating Employer's Benefit Plans Committee unless such amendment could significantly affect the Participating Employer's share of the cost of the Plan, as determined by the Participating Employer's Benefit Plans Committee, in which case such amendment shall be adopted by the Participating Employer's Board of Directors in accordance with the Participating Employer's Articles of Incorporation, Bylaws and applicable law and shall become effective as provided therein upon its execution.

     (b) No amendment to any of the Plans shall be effective with respect to the Participating Employer until 45 days after a copy of the amendment shall have been delivered to the Participating Employer, unless the Participating Employer shall have waived its right to receive such advance copy of the amendment.

5.   WITHDRAWAL OF THE PARTICIPATING EMPLOYER

     The Participating Employer may terminate its participation in one or more of the Plans by giving the Named Fiduciary prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the Named Fiduciary, unless the Named Fiduciary shall have waived its right to such notice. The Named Fiduciary may terminate the Participating Employer's participation in one or more of the Plans as of any termination date by giving the Participating Employer prior written notice specifying a termination date which shall be the last day of a month at least 30 days subsequent to the date such notice is delivered to the Participating Employer, unless the Participating Employer shall have waived its right to such notice.

6.   ADMINISTRATOR'S AUTHORITY

          The Plan Administrator shall have all of the duties and responsibilities authorized by the Plans and shall have the authority to make any and all rules, regulations and decisions

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necessary or appropriate to effectuate the terms of the Plans, which shall be binding upon the Participating Employer and all Participants.

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7.   DEFINITIONS

     Capitalized terms not defined in this Joinder Agreement shall have the meanings set forth in the Plans, the terms of which are incorporated herein by this reference.

     IN WITNESS WHEREOF, the parties have duly executed this Joinder Agreement this 13 th day of December, 1996.


                              Phoenix Home Life Mutual Insurance Company
                              Benefit Plans Committee

                              By:  /s/ Carl T. Chadburn
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                                   Carl T. Chadburn, Secretary



                              Phoenix Duff & Phelps Corporation

                              By:  /s/ Philip R. McLoughlin
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                                   its  Vice Chairman, Chief Executive Officer
                                   and Director

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